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                                                                    EXHIBIT 23.1

                    INDEPENDENT AUDITOR'S CONSENT



        We consent to the incorporation by reference in this Registration Statement of Courier Corporation (the "Company") of our report dated November 5, 1998 appearing in the Company's Annual Report on Form 10-K for the year ended September 26, 1998.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
February 2, 1999